Exhibit 99.10

           (Text of graph posted to Ashland Inc.'s website concerning
                    APAC's Rolling 12 month contract awards)

      Rolling 12 Month Construction Awards in 14 APAC States ($, Millions)


             2000         2001        2002        2003         2004      2005
            ------       ------      ------      ------       ------    ------
January      1,241        2,081       2,009       1,806        1,763     1,841
February     1,309        2,188       1,886       1,870        1,785     1,919
March        1,422        2,111       1,921       1,757        1,893     1,986
April        1,589        1,973       1,934       1,746        1,924     1,933
May          1,693        2,114       1,698       1,781        1,917     1,925
June         1,718        2,076       1,807       1,709        1,892     1,973
July         1,852        1,958       1,874       1,710        1,780     2,081
August       1,861        1,997       1,876       1,745        1,781     2,039
September    1,901        2,029       1,771       1,764        1,806     2,082
October      1,977        1,971       1,814       1,748        1,828     2,079
November     2,022        1,978       1,817       1,712        1,816     2,137
December     2,063        2,008       1,784       1,753        1,837     2,062